                                                                    Exhibit 10.9


                             MANAGEMENT AGREEMENT
                             --------------------


     THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of 12/30, 1997, by and among MAX'S BEACH GRILL, LTD., a Florida limited partnership ("Beach Place"), UNIQUE BRICKELL, LTD., a Florida limited partnership ("Brickell"), UNIQUE WESTON, LTD. ("Weston") and UNIQUE TBA, LTD., a Florida limited partnership ("TBA") (collectively, the "Companies"), and UNIQUE RESTAURANT CONCEPTS, INC., a Florida corporation ("Management Company").

                                  WITNESSETH:

     WHEREAS, Sforza Enterprises, Inc. ("Sforza") has previously entered into a Management and Consulting Agreement with Management Company for the management of restaurants owned by Sforza and known as "Sforza Ristorante" and "My Martini Grille," as well as a restaurant yet to be opened which will be known as "Sushi Rok;" and

     WHEREAS, Beach Place owns the restaurant known as "Max's Beach Grill", and each of Brickell, Weston and TBA will own a restaurant to be known as "Max's Grill"(all of the restaurants described in this recital are referred to herein individually as a "Restaurant" and collectively as the "Restaurants").

     WHEREAS, Sforza intends to use a portion of the proceeds realized from that certain public offering of certain shares of its Common Stock and warrants exercisable into Common Stock to finance and reimburse the construction, development and opening of the restaurants owned by Beach Place, Brickell, Weston and TBA, in exchange for fifty-one percent (51%) of the equity interests in Brickell, Weston and TBA; and

     WHEREAS, Management Company is in the business of owning, operating and managing restaurant facilities and offering consultation services with respect thereto; and

     WHEREAS, each of the Companies desires to engage the Management Company to provide management and accounting services to the Restaurant owned by it and Management Company desires to provide such management services, all on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto desire to memorialize the terms of their agreement pursuant to which Management Company will manage and operate the Restaurants;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually agreed as follows:

                             OPERATIVE PROVISIONS:

     1.   Engagement of Management Company.
          --------------------------------

          Each of the Companies hereby engages Management Company, on an exclusive basis, to manage and operate the Restaurant owned by it and Management Company hereby agrees to manage and operate each of the Restaurants, all subject to the terms and conditions hereof.

     2.   Effective Date and Termination.
          ------------------------------

          This Agreement shall become effective on the date hereof and shall continue until such time as either Management Company or the Companies give written notice to the other of its desire to terminate this Agreement, in which event this Agreement shall terminate ninety (90) days thereafter ("Termination Date"); provided, however, that this Agreement may be terminated immediately by
        --------  -------
the Companies, effective upon delivery of written notice to the Management Company setting forth the basis of such termination under the following circumstances.

          (a) any misappropriation of funds or property of any of the Companies by the Management Company; or

          (b) the engagement in conduct generally offensive to the community in which services are being performed hereunder, which conduct would tend to place either the Companies or the Management Company in disrepute; or

          (c) the Management Company's failure or refusal to carry out is duties and obligations set forth in this Agreement; or

          (d) the Management Company's insolvency, business failure, dissolution, or assignment for the benefit of creditors, the filing by the Management Company of any petition in bankruptcy or for reorganization for receivership or to effect a plan or arrangement with creditors, or any such filing is made against Management Company and is not vacated within forty-five
(45) days of commencement.

This Agreement may be terminated immediately by the Management Company for non-payment of the management fee, as provided in Section 8 hereof.

     3.   Management Company's Responsibilities.
          -------------------------------------

          Management Company shall have exclusive control over all day-to-day operations of the Restaurants and shall, diligently and to the best of its ability, and subject to the terms and conditions set forth herein:

          (a) operate, direct, manage, supervise, and superintend the Restaurants in accordance with all applicable laws and regulations in keeping with the standards and practices of first-class restaurants and currently operated "Max's Grill" restaurants;

          (b) establish the method of operations to be used in the Restaurants and be responsible for obtaining all services required by the Restaurants;

          (c) purchase and arrange for delivery to the Restaurants of food, beverages, and supplies as may be required to properly operate and maintain the Restaurants;

          (d) select, hire, train, supervise, set compensation and have the right to terminate all employees necessary for the efficient operation of the Restaurants, all such employees with respect to a particular Restaurant to be employees of the legal entity which directly owns that Restaurant;

          (e) be responsible for all promotion and advertising of the Restaurants;

          (f) establish and implement an equipment preventative maintenance program and make, or cause to be made, repairs to and replacements of equipment as may be necessary in the opinion of Management Company for proper operation and maintenance of the Restaurants;

          (g) observe laws, rules and regulations imposed by any governmental agency including, but not limited to, any liquor and/or health authorities including the obtaining of such licenses, permits or other governmental approvals as are necessary to enable alcoholic beverages to be served at the Restaurants and establishing occupational health and safety programs;

          (h) deliver to each Company, on or before thirty (30) days prior to the next calendar year, and, from time to time as it deems appropriate, modify a detailed annual budget for its Restaurant (each, an "Annual Budget"), for approval by the Company, which budget shall include projected revenues, operating expenses, and capital expenses for the year and the amount of cash reserves to be established or utilized during that year. Each Annual Budget, or modification thereof, shall be submitted, in writing, to each person serving as a member of the Board of Directors of the appropriate corporate general partner of each Company, for the Company's approval. Each Company's approval or disapproval of the Annual Budgets, or modifications thereto, shall not be unreasonably withheld or delayed;

          (i) take such steps as it deems necessary to maintain and repair the Restaurants, establish appropriate preventative maintenance programs and to cure maintenance problems at the Restaurants. Management Company shall have the right, without the consent of SEI or the Company that owns the applicable Restaurant, to make any and all expenditures in the ordinary course for the foregoing maintenance purposes regardless of amount, provided that such expenditure is within the parameters of the Annual Budget. Any capital expenditure or capitalized lease obligation (for any one capital improvement) which exceeds the amount provided for in the Annual Budget shall require the consent of the Company that is the owner of the applicable Restaurant, which consent shall not be unreasonably withheld or delayed;

          (j) obtain all necessary policies of insurance desirable or necessary for the operation of the Restaurants, all naming as insureds or additional insured, the Company that is the owner of the applicable Restaurant, Management Company and such other parties as may be required by any mortgages or leases affecting the Restaurants, as their respective interests may appear, and in connection therewith handle all claims arising under any such policies; and

          (k) designate a General Manager of each Restaurant, who shall be a salaried employee of the Company that is the owner of the Restaurant and whose salary shall be established by the Management Company, subject to the approval of such Company, which approval shall not be unreasonably withheld.

          (l) manage, direct and implement all aspects of the financial, payroll, book keeping and other accounting functions associated with the operation of the Restaurants.

          (m) maintain the books and records of each of its Restaurant, including, with out limitation, an accurate record of all Gross Revenues and Operating Expenses (as such terms are hereinafter defined) of its Restaurant, in accordance with generally accepted principles of accounting (being the accounting principles and procedures prescribed by the Uniform System of Accounts for Restaurants) applied on a consistent basis; and

          (n) provide quarterly financial reports to each of the Companies.

              The parties recognize that the Management Company's obligation to per form the foregoing services with respect to a Restaurant that is not open for business on the date hereof shall arise only on the date that such Restaurant opens to the public. In connection with all the foregoing duties, Management Company is expressly authorized to retain attorneys, consultants, accountants, and other professionals as may be reasonably required, at competitive rates, the cost and expense of whom are to be paid as an expense of the applicable Restaurant from the related Management Account (hereinafter defined). The Management Company shall, in good faith, seek to adhere to the Annual Budget and shall not incur liability for Operating Expenses that exceed by more than twenty percent (20%) that amount provided in the Annual Budget with out prior written approval of the Company.

     4.   Excluded Responsibilities.
          -------------------------

          Except as hereinafter expressly provided in the last sentence of this subsection and Management Company's indemnification obligations under Section 10 hereof, Management Company shall not be obligated to make any advance to or for the account of the Companies or to pay any amount with respect to the management and operation of the Restaurants and the performance of its responsibilities hereunder except out of funds provided by the Companies in accordance with this Agreement, nor shall Management Company be obliged to incur any liability or obligation unless the Companies shall furnish it with the necessary funds for the discharge thereof. If the Management Company shall voluntarily advance for the account of the Companies any amount for the payment of any proper obligation or necessary expense authorized here under and in an approved Annual Budget to be paid in connection with the management and operation of the Restaurants, the entity for whose benefit the advance was made shall reimburse the Management Company therefor with reasonable promptness after demand.

     5.   Affirmative Covenants of Management Company.
          -------------------------------------------

          Except as specifically provided for in the Annual Budget, Management Company agrees that it shall not enter into any contract or commitment binding the Companies or relating to the Restaurants without the prior written consent of the Company upon which the contract or commitment is to be binding, unless it does not obligate any such party to an expenditure in excess of Five Thousand Dollars ($5,000) (Ten Thousand Dollars ($10,000) in the event of any emergency repairs) and can be terminated by such party on not more than thirty (30) days' notice and without premium or penalty.

     6.   Companies' Responsibilities.
          ---------------------------

          Each Company agrees to:

          (a) recognize that Management Company has the exclusive right to operate and manage the Restaurants under the terms and conditions set forth in this Agreement;

          (b) complete, or cause to be completed, the construction, fixturing and furnishing of its Restaurant, including items of decor and signage and provide all other equipment, pots, pans, utensils, dishes, glasses, flatware and other items required for Management Company's operation of the Restaurant;

          (c) provide, or cause to be provided, the working capital necessary to operate the Restaurant in accordance with their respective Annual Budgets;

          (d) cooperate and execute, or cause to be executed, such documents as may be required to obtain such licenses, permits or any other papers including, but not limited to, liquor licenses, health permits. building permits and place of assembly permits as may be required to operate its Restaurant;

     7.   Management Accounts and Reporting.
          ---------------------------------

          Management Company shall, with respect to all Restaurants:

          (a) deposit all revenues and income of any kind received, directly or indirectly, from the operation of the applicable Restaurant, including without limitation, all Gross Revenue, into one or more checking accounts established for such Restaurant (collectively, with respect to each Restaurant, the "Management Account") at such bank(s) as may from time to time be designated by Management Company on notice to the Company. Each Management Account shall be separate from any other account owned or maintained by Management Company for another restaurant or for Management Company directly and shall be maintained in a federally insured bank. Management Company's designees shall be the sole signatories of each Management Account, but Management Company shall have no ownership interest in any Management Account or the funds deposited therein, Management Company's interest being only that of agent for the legal entity owning the applicable Restaurant. All collected tax (such as sales, payroll, gross receipts, etc.) with respect to a Restaurant shall be deposited in the Management Account for that Restaurant until remitted to the appropriate taxing authority;

          (b) from the applicable Management Account, pay for all expenses and costs of the operation of the related Restaurant (collectively, with respect to each Restaurant, the "Operating Expenses") which Operating Expenses shall include, without limitation, the categories of expenses described in Section 8 hereof, and all costs for food, beverages, supplies, employee compensation (and related payroll taxes, employee health insurance and other benefits), insurance, rent, equipment leases, vendors' invoices, all purchases, utilities, extermination, maintenance costs, taxes, advertising and promotion expenses, and other expenses and costs as may be required for the operation and maintenance of the related Restaurant; and

          (c) within ten (10) days after the end of each "Fiscal Quarter" (hereinafter defined) of receipt of a Working Requirements Statement, distribute to the Company that owns the Restaurant from the Management Account established for such Restaurant the funds, if any, that are in excess of the Working Requirements (hereinafter defined) for such

     Restaurant. The term "Working Requirements," as used in this Agreement with respect to a Restaurant, shall mean an amount which shall remain at the end of each Fiscal Quarter in the applicable Management Account for the operation of the related Restaurant and which amount shall be equal to one percent (1%) of the budgeted annual Gross Revenue for that Restaurant of the Operating Expenses set forth in the current Annual Budget for that Restaurant or, if provided in the Annual Budget, the specific projected case requirements of the Restaurant for the succeeding three months. In the event the Working Requirements Statement of a Restaurant for a Fiscal Quarter shows that the balance of the applicable Management Account as of the date of such Working Requirements Statement was less than the amount of the Working Requirements for that Restaurant (such difference referred to herein as the "Working Requirements Deficiency"), the Company owning that Restaurant agrees to promptly deliver to Management Company for deposit into the applicable Management Account, an amount equal to the Working Requirements Deficiency for that Restaurant. If the Company shall default in funding any such Working Requirements Deficiency for twenty (20) days after written demand therefor, the Company shall be in default hereunder and, in addition to any other remedies it may have at law or equity, Management Company may immediately upon written notice of termination given at any time thereafter (provided the Company shall not have cured such default prior to the giving of such notice) terminate this Agreement.

          For purposes of this Agreement, the term "Fiscal Quarter" shall mean either each three month period or each thirteen week period (consisting of two four-week periods and one five week period) after opening of each Restaurant, as determined by SEI with respect to each Restaurant and as adjusted by SEI to most closely follow calendar quarters.

     8.   Management Fee.
          --------------

          For all services to be rendered by Management Company with respect to the Restaurants, Management Company shall be paid a management fee equal to 1.5% of the Gross Revenue of each Restaurant for each month, or portion thereof, during the term of this Agreement (collectively, the "Management Fee"). The term "Gross Revenue," for purposes of this Agreement, shall mean all revenues actually received by Management Company from the operation of the Restaurants from whatever source including, without limitation, all departments, services and operations, off-premises catering, sales by sub-tenants or concessionaires, telephone revenue (less service and toll charges payable to third party service providers), valet parking and sales and services in, about and originating from the Restaurant (excluding only: interest income; proceeds from the sale of used equipment, furniture and other capital assets; loan proceeds, capital contributions, condemnation proceeds, insurance proceeds and such other credits, allowances and refunds as are customary in the restaurant industry, service charges paid by customers to the extent paid to employees of the Restaurants as tips and gratuities, the amount of any sales, user excise taxes, taxes on rent and other similar taxes). The Management Fee shall cover reimbursement to the

Management Company for the supervisory services provided by Dennis Max, Burt Rapoport, Dan Catalfumo and Patti Max and for the costs of the Management Company's office rent, furnishings, fixtures and equipment. Each Company recognizes and agrees that in addition to the Management Fee, it shall reimburse the Management Company an amount (not to exceed 2.5% of the preceding month's Gross Revenue) for all staff employed at its Restaurant's premises, including managers and assistant managers, all expenses directly incurred for the benefit of the Restaurant and a reasonable allocation of all expenses commonly incurred by the Management Company for the benefit of some or all restaurants under its management, which expenses include, without limitation, bookkeeping and accounting personnel, marketing and promotional expenses, area managers, secretarial support, research and development expenditures, travel expense, supplies and other expenses that Management Company has determined can be more efficiently provided from the corporate offices than through each individual restaurant. Other than as provided in this Section 8, no fees shall be payable to the Management Company.

          The Management Fee and reimbursed expenses shall be paid monthly, in arrears, to Management Company within ten (10) days after the end of each month during the term hereof. Such payment shall be made by Management Company withdrawing the portion of the Management Fee generated by each Restaurant from the Management Account established for that Restaurant.

     9.   Damage to and Destruction to the Restaurants.
          --------------------------------------------

          If any Restaurant is destroyed or damaged during the term of this Agreement by fire or other casualty (and for these purposes, a total or partial condemnation shall be deemed a destruction) such that the Restaurant premises are not restored, then the parties' obligations here under with respect to that Restaurant shall terminate, except that: (i) the Company owning that Restaurant shall assume or cause to be assumed, from Management Company any contracts and licenses relating to that Restaurant which Management Company may have entered into in its name in furtherance of its duties hereunder in accordance with this Agreement; (ii) such Company shall pay, or cause to be paid, to Management Company the portion of any earned and unpaid Management Fee generated by that Restaurant; and (iii) such Company shall pay for the cost of all services, material, supplies and other liabilities, if any, arising under this Agreement which may have been charged to, paid or incurred by Management Company with respect to that Restaurant and not reimbursed under this Agreement at the time of termination, if such services, materials, supplies or other liabilities have been ordered or incurred in accordance with the provisions of this Agreement.

     10.  Examination of Books and Records.
          --------------------------------

          Notwithstanding anything to the contrary contained in this Agreement, Management Company and/or any shareholder, partner or member (as the case may be) of Management Company shall have the right to examine all books and records of the Companies with respect to the Restaurants, at any time upon three (3) business days' notice to such party. Management Company may employ an agent and/or accountant at its expense for such purpose and SEI, the Companies and their respective principals, employees, agents and accountants shall fully cooperate with Management Company and/or its agent and/or accountant and promptly make available to them all of the books and records with respect to the Restaurants as well as all reports, statements, agreements, projections and forms with respect to the Restaurants. Likewise, and not withstanding anything to the contrary in this Agreement, the Companies, and/or any partner of the Companies, shall have the right to examine all books and records of the Management Company with respect to the Restaurants, at any time, upon three (3) business days' notice to the Management Company. The Companies may employ an agent and/or accountant at their expense for such purpose and the Management Company and its principals, employees, agents and accountants shall fully cooperate with the Companies and/or their respective agents and accountants shall fully cooperate with the Companies and/or their respective agents and/or accountants, and promptly make available to them all of the books and records with respect the Restaurants, as well as all reports, statements, agreements, projections and forms with respect to the Restaurants.

     11.  Post-Termination.
          ----------------

          Upon termination of this Agreement, the Company that owns each Restaurant shall, as to that Restaurant: (i) assume, or cause to be assumed, from Management Company any contracts and licenses which Management Company may have entered into in its name in furtherance of its duties hereunder in accordance with this Agreement; (ii) pay, or cause to be paid, to Management Company any earned and unpaid Management Fee; and (iii) pay for the cost of all services, material, supplies and other liabilities, if any, arising under this Agreement which may have been charged to, paid or incurred by Management Company and not reimbursed under this Agreement at the time of termination, if such services, materials, supplies or other liabilities have been ordered or were incurred in accordance with the provisions of this Agreement.

     12.  Notice.
          ------

          All notices, requests, demands or other communications desired to require to be given under any of the provisions hereof, shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or overnight delivery addressed as follows:

          If to Brickell, Weston:
          Beach Place or TBA:       c/o Unique Restaurant Concepts, Inc.
                                    490 East Palmetto Park Road, Suite 110
                                    Boca Raton, Florida 33432
                                    Attention: Dennis Max, President

          With a copy to:           Ralph V. DeMartino, Esq.
                                    DeMartino, Finkelstein, Rosen & Virga

                                    1818 N Street, N.W., Suite 400
                                    Washington, D.C.  20036

          If to Management
          Company:                  Unique Restaurant Concepts, Inc.
                                    490 East Palmetto Park Road, Suite 110
                                    Boca Raton, Florida 33432
                                    Attention: Dennis Max, President

          With a copy to:           Michael H. Krul, Esq.
                                    Ruden, McClosky, Smith, Schuster & Russell,
                                    P.A.
                                    200 East Broward Boulevard, Suite 1500
                                    Fort Lauderdale, Florida, 33302

Notices shall be deemed given on the date of their receipt.

     13.  Assignment.
          ----------

          Management Company shall not have the right to assign this Agreement without the written consent of the Companies, except as otherwise provided for herein. Notwithstanding anything to the contrary contained herein, Management Company may assign this Agreement to any affiliate of Management Company without the consent of SEI or the Companies, provided, however, that prior to such assignment, Management Company shall notify SEI of the proposed assignment, Dennis Max and/or Burt Rapoport shall be directly involved in providing services on behalf of the assignee, and the assignee shall assume, in writing, the performance of all obligations of Management Company under this Agreement. As used in this Agreement, the term "Affiliate" shall mean such person, firm, corporation or entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Management Company and the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, corporation or entity, whether through the ownership of voting securities, by contract, or otherwise.

     14.  General Matters.
          ---------------

          Each of the Companies and Management Company:

          (a) agree that they have full power, authority and legal right to enter into, perform and observe the provisions of this Agreement and that this Agreement is the valid and binding obligation of such party, enforceable in accordance with its terms and does not constitute a breach of or default under any other agreement to which it is a party or by which any of its assets are bound or subject;

          (b) shall not be construed by execution of this Agreement as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement. This Agreement shall not be construed to be a third party beneficiary contract;

          (c) agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof;

          (d) agree that interpretation, validity and performance of this Agreement shall be governed by the laws of the State of Florida; any actions for enforcing and interpreting any portion of this Agreement may be brought in any court having jurisdiction thereof and, in the event of any litigation between the parties arising hereunder, the prevailing party in such litigation shall recover from the other parties its reasonable costs and expenses of such litigation, including attorney's and paralegal's fees for all negotiations, litigation, trial and appeals. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any of the other terms and provisions shall remain valid and enforceable to the fullest extent permitted by law;

          (e) agree that, with respect to any obligation to be performed by a party during the term of this Agreement (other than for the payment of any sum of money payable hereunder), such party shall not be liable for failure to do so when prevented by any force majeure cause beyond the reasonable control of such
                      -------------
party such as strikes, lockouts, breakdowns, accidents, orders, regulations of or by any governmental or quasi-governmental authority, failure of supply or inability, after exercise of reasonable diligence, to obtain supplies or employees necessary to perform such obligation, or other public emergency. The time within which such obligation shall be performed shall be extended for a period of time equivalent to the delay from such case;

          (f) agree that in the event that either party shall be required to provide notice, information or prepare or accomplish any filing in order to enable it or the other party to have and enjoy the rights and benefits provided for under this Agreement, the parties shall cooperate with each other but at the expense of the party required to make such filing or provide such information, in order to accomplish such filing or other act as may be necessary or appropriate to establish or preserve the rights granted hereunder;

          (g) agree that the provisions of Sections 9, 10 and 11 hereof shall survive the termination of this Agreement;

          (h) agree that any change to or modification of this Agreement must be in writing signed by all parties hereto; and

          (i) agreed that this Agreement and any amendments may be executed in ne or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                    MAX'S BEACH GRILL, LTD.

                                    By: Max's Beach Grill, Inc., its General
                                        Partner

                                    By: /s/ Dennis Max
                                       ----------------------------------
                                    Its:  President
                                         --------------------------------

                                    UNIQUE BRICKELL, LTD.

                                    By: Unique Brickell, Inc., its General
                                        Partner

                                    By: /s/ Dennis Max
                                       ----------------------------------
                                    Its:  President
                                         --------------------------------


                                    UNIQUE WESTON, LTD.

                                    By: Unique Weston, Inc., its General Partner


                                    By: /s/ Dennis Max
                                       ----------------------------------
                                    Its:  President
                                         --------------------------------


                                    UNIQUE TBA, LTD.

                                    By: Unique TBA, Inc., its General Partner


                                    By: /s/ Dennis Max
                                       ----------------------------------
                                    Its:  President
                                         --------------------------------


                                    UNIQUE RESTAURANT CONCEPTS, INC.


                                    By: Unique Restaurant Concepts, Inc.,
                                            its General Partner

                                    By: /s/ Dennis Max
                                       ----------------------------------
                                    Its:  President
                                         --------------------------------
                                       13